Exhibit 99.1

Discover Financial Services Announces Final Results of Exchange Offers

RIVERWOODS, Ill., May 7, 2012 (BUSINESS WIRE) — Discover Financial Services (the “Company”) (NYSE: DFS – News) announced today the final results of its private offers to exchange certain of its outstanding notes for new Senior Notes due 2022 (the “New Notes”) and cash (the “Exchange Offers”).

The Exchange Offers expired at 11:59 p.m., New York City time, on May 4, 2012 (the “Expiration Date”).

Based on information provided by D.F. King & Co., Inc., the exchange agent for the Exchange Offers, as of the Expiration Date, $321,516,000 aggregate principal amount of 10.250% Senior Notes due 2019 (the “10.250% Notes”) had been validly tendered for exchange and not validly withdrawn, representing approximately 80.38% of the outstanding 10.250% Notes.

In accordance with the terms and conditions of the Exchange Offers, the Company has accepted or will accept $321,516,000 aggregate principal amount of the 10.250% Notes that were tendered for exchange. The Company expects final settlement to take place on May 8, 2012.

The New Notes have not been and will not be registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Company has entered into a registration rights agreement with respect to the New Notes.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the confidential offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Contacts:

Investors:

William Franklin, 224-405-1902

williamfranklin@discover.com

Media:

Jon Drummond, 224-405-1888

jondrummond@discover.com

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, the Company’s forward-looking statements. Words such as “expects,” “anticipates,” believes,” “estimates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement.